Exhibit 1.1

Execution Version

Ford Credit Auto Receivables Two LLC

Ford Credit Auto Owner Trust 2015-B

Underwriting Agreement

May 19, 2015

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

RBC Capital Markets, LLC,

each as an Underwriter

and as a Representative

of the other Underwriters named in

the Terms Annex

Ladies and Gentlemen:

1.                                      Introduction.  Ford Credit Auto Receivables Two LLC, a Delaware limited liability company (the “Depositor”), formed under the Amended and Restated Certificate of Formation of Ford Credit Auto Receivables Two LLC (the “Certificate of Formation”) and operating under an Amended and Restated Limited Liability Company Agreement, dated as of March 1, 2001 (the “Limited Liability Company Agreement”), executed by Ford Motor Credit Company LLC, a Delaware limited liability company (“Ford Credit”), as sole member, proposes to sell the Class A-2a Notes, Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (together, the “Publicly Registered Notes”) described in the Terms Annex (the “Terms Annex”) that is attached as Annex A and incorporated into and made part of this agreement (this agreement including the Terms Annex, this “Agreement”).  The Publicly Registered Notes will be registered with the Securities and Exchange Commission (the “Commission”) and will be sold to the applicable underwriters listed in the Terms Annex through the representatives (the “Representatives”) signing this Agreement on behalf of themselves and the underwriters (the Representatives and the other underwriters of the Publicly Registered Notes, the “Underwriters”).  Other capitalized terms used and not defined in this Agreement will have the meanings given them in Appendix A to the Sale and Servicing Agreement (defined below).  The rules of usage stated in the Sale and Servicing Agreement will apply to this Agreement.

The Publicly Registered Notes will be issued by a Delaware statutory trust (the “Trust”) identified in the Terms Annex and established under a trust agreement (the “Trust Agreement”) between the Depositor and an owner trustee (the “Owner Trustee”) identified in the Terms Annex.  Simultaneously with the issuance and sale of the Publicly Registered Notes as contemplated in this Agreement, the Trust will issue the Class A-1 Notes (the “Class A-1 Notes”) and the Class D Notes (the “Class D Notes”, and collectively with the Publicly Registered Notes and the Class A-1 Notes, the “Notes”).  The Class A-1 Notes will be sold under a note purchase agreement (the “Class A-1 Note Purchase Agreement”).  The Class D Notes will initially be retained by the Depositor.  The Notes will be issued under an indenture (the “Indenture”), between the Trust and an indenture trustee (the “Indenture Trustee”) identified in the Terms Annex and will be secured by a pool of retail installment sale contracts for new and used cars, light trucks and utility vehicles (the “Receivables”) and other property of the Trust.

Ford Credit will sell the Receivables to the Depositor under a purchase agreement (the “Purchase Agreement”) identified in the Terms Annex and the Depositor will sell the Receivables to the Trust under a sale and servicing agreement (the “Sale and Servicing Agreement”) identified in the Terms Annex.  Ford Credit (in that capacity, the “Servicer”) will service the Receivables on behalf of the Trust under the Sale and Servicing Agreement.  Ford Credit will also act as administrator for the Trust under an administration agreement (the “Administration Agreement”), among Ford Credit, the Trust and the Indenture Trustee.

In order to perfect the security interest of the Indenture Trustee in the accounts, the Trust, the Indenture Trustee and the financial institution acting as the securities intermediary will enter into an account control agreement (the “Control Agreement”).

The Trust Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Control Agreement are collectively referred to as the “Basic Documents.”  The Basic Documents and this Agreement are collectively referred to as the “Transaction Documents.”

The Depositor has prepared and filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”), a registration statement on Form S-3 (having the registration number stated in the Terms Annex), including a form of prospectus and all amendments that are required as of the date of this Agreement relating to the Publicly Registered Notes and the offering of notes from time to time under Rule 415 under the Securities Act.  The registration statement, as amended, has been declared effective by the Commission.  The registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein, is referred to in this Agreement as the “Registration Statement.”  The Depositor also has filed with, or will file with, the Commission under Rule 424(b) (“Rule 424(b)”) under the Securities Act a prospectus supplement relating to the Publicly Registered Notes (the “Prospectus Supplement”).  The prospectus relating to the Publicly Registered Notes in the form first required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is referred to as the “Base Prospectus,” and the Base Prospectus as supplemented by the Prospectus Supplement required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is referred to as the “Prospectus.”  Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Publicly Registered Notes described in the Terms Annex (the “Preliminary Prospectus”) or the Prospectus will be deemed to refer to and include any exhibits thereto and any documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or Prospectus, as the case may be.  The Depositor has included the static pool information (the “Static Pool Information”) relating to prior securitized pools in Annex A to the Preliminary Prospectus Supplement and the Prospectus Supplement.

At or prior to the time that the Representatives first entered into “contracts of sale” (within the meaning of Rule 159 under the Securities Act, the “Contracts of Sale”) with investors in the Publicly Registered Notes, which time will be stated in the Terms Annex (the “Time of Sale”), the Depositor had prepared the Preliminary Prospectus and the information (including any “free-writing prospectus,” as defined under Rule 405 under the Securities Act (a “Free Writing Prospectus”)) listed in the Terms Annex under “Time of Sale Information” (collectively, the “Time of Sale Information”).  If, subsequent to the initial Time of Sale, the Depositor and the Representatives determine that the original Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representatives advise the Depositor that investors in the Publicly Registered Notes have elected to terminate their initial Contracts of Sale and enter into new Contracts of Sale, then the

“Time of Sale” will refer to the time of entry into the first new Contract of Sale and the “Time of Sale Information” will refer to the information available to purchasers at the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects the material misstatements or omissions (the new information, the “Corrective Information”) and the Terms Annex will be deemed to be amended to include the Corrective Information in the Time of Sale Information.  Notwithstanding the foregoing, for the purposes of Section 7, in the event that an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, “Time of Sale” will refer to the time of entry into the initial Contract of Sale and “Time of Sale Information” with respect to Publicly Registered Notes to be purchased by the investor will refer to information available to the purchaser at the time of entry into the initial Contract of Sale.

2.                                      Representations and Warranties of the Depositor.  The Depositor (and, with respect to Section 2(p) only, Ford Credit) represents and warrants to and agrees with the Underwriters that, as of the date of this Agreement:

(a)                                 Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective and as of the Time of Sale complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Securities Act and the Rules and Regulations and the Registration Statement, did not, at the time the Registration Statement became effective or as of the Time of Sale, and will not, on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Prospectus and any amendment or supplement to the Prospectus and on the date of this Agreement, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation or warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished to Ford Credit or the Depositor in writing by the Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement to the Prospectus.  The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.  When the Indenture is executed by all the parties to the Indenture, it will conform in all material respects with the Trust Indenture Act of 1939, as amended (the “TIA”), and at all times thereafter will be duly qualified under the TIA.

(b)                                 Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Depositor by any Underwriter through the Representatives expressly for use in the Time of Sale Information; provided that if subsequent to the Time of Sale but prior to or on the Closing Date the Depositor and the Representatives determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, for purposes of this paragraph, Time of Sale Information will include any Corrective Information provided to the Representatives or the Underwriters by the Depositor in accordance with Section 5(c).

(c)                                  Trust Free Writing Prospectus.  Other than the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Publicly Registered Notes other than the documents, if any, listed as a Trust Free Writing Prospectus (each, a “Trust Free Writing Prospectus”) under “Time of Sale Information” in the Terms Annex.  Each Trust Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with Section 8 (to the extent required by Rule 433 under the Securities Act) and, when taken together with the Preliminary Prospectus, each Trust Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Depositor by any Underwriter through the Representatives expressly for use in each Trust Free Writing Prospectus.

(d)                                 Documents Incorporated by Reference.  The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”); and any further documents so filed and incorporated by reference in the Prospectus, when the documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.

(e)                                  Organization and Qualification.  The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under the Transaction Documents to which it is a party.

(f)                                   No Conflicts and No Violation.  The consummation of the transactions contemplated by the Transaction Documents to which the Depositor is a party and the fulfillment of the terms of the Transaction Documents to which the Depositor is a party will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Depositor under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than the lien under the Sale and Servicing Agreement), (iii) violate the Certificate of Formation or Limited Liability Company Agreement, or (iv) violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties, in each case which conflict, breach, default, lien, or violation would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under the Transaction Documents to which it is a party.

(g)                                  Power, Authorization and Enforceability.  The Depositor has the power and authority to execute, deliver and perform the terms of each of the Transaction Documents to which it is a party.  The Depositor has duly authorized the execution, delivery and performance of the terms of this Agreement and on the Closing Date, the other Transaction Documents to which the Depositor will be a party will have been duly authorized, executed and delivered by the Depositor.  Each of the Transaction Documents

to which the Depositor is or will be a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general equitable principles.

(h)                                 Conformity of Transaction Documents.  The Transaction Documents will conform to their descriptions in the Prospectus in all material respects.

(i)                                     Enforceability of Notes.  On the Closing Date, the Publicly Registered Notes will have been duly executed, issued and delivered, and when authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement, will constitute valid and binding obligations of the Trust entitled to the benefits provided by the Indenture.

(j)                                    Schedule of Receivables.  The Schedule of Receivables to be delivered by Ford Credit as sponsor under the Purchase Agreement will be true and correct in all material respects as of the date stated in the Schedule of Receivables.

(k)                                 Representations and Warranties in the Basic Documents.  The representations and warranties of the Depositor in the Basic Documents to which it is or will be a party will be true and correct in all material respects as of the date stated.

(l)                                     Ineligible Issuer.  The Depositor is not, and on the date on which the first bona fide offer of the Publicly Registered Notes was made was not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(m)                             Static Pool Information.  The Static Pool Information will be true and correct in all material respects as of the date of the Preliminary Prospectus and as of the date of the Prospectus.

(n)                                 Investment Company Act.  Neither the Depositor nor the Trust is, or will, after giving effect to the issuance and sale of the Notes under this Agreement, be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  In making this determination for the Trust, the Trust is relying on the exemption in Rule 3a-7 of the Investment Company Act, although other exclusions or exemptions may also be available to the Trust.

(o)                                 Volcker Rule.  The Trust is structured so as not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), commonly known as the “Volcker Rule.”

(p)                                 Compliance with Rule 17g-5.  Ford Credit has executed and delivered a written representation to each Rating Agency that it will take the actions stated in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) with respect to the Notes, and it has complied with each representation, other than any breach of the representations arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 8(l).

3.                                      Purchase, Sale and Delivery of the Publicly Registered Notes.  On the Closing Date, on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions set forth in this Agreement, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, the respective principal amounts of the Publicly Registered Notes set forth opposite that Underwriter’s name in the Terms Annex.  The Publicly Registered Notes will be purchased by the Underwriters at the purchase prices set forth in the Terms Annex.

Payment for the Publicly Registered Notes will be made to the Depositor or to its order by wire transfer of immediately available funds at 10:00 a.m., New York City time, on the closing date stated in the Terms Annex (the “Closing Date”) or at another time not later than seven full Business Days after the stated closing date as the Representatives and the Depositor may determine.

Payment for the Publicly Registered Notes will be made against delivery to the Representatives, for the account of the Underwriters, at the office of Katten Muchin Rosenman LLP, New York, New York, on the Closing Date.  Each of the Publicly Registered Notes to be so delivered will be initially represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Publicly Registered Notes will be represented by book entries on the records of DTC and its participating members.

4.                                      Offering by Underwriters; Payment of Costs and Expenses.

(a)                                 The Depositor understands that the Underwriters intend to offer the Publicly Registered Notes for sale to the public (which may include selected dealers) upon the terms set forth in the Prospectus, in the Time of Sale Information and any Preliminary Prospectus.

(b)                                 The Underwriters will pay the following costs and expenses incident to the performance of their obligations under this Agreement:  (i) all Blue Sky fees and expenses as well as fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys; and (ii) all fees and expenses of counsel to the Underwriters.  Except as provided in Section 5(h) and Section 10, the Underwriters will pay all their own costs and expenses, including the cost of printing any agreement among the Underwriters, transfer taxes on resale of the Publicly Registered Notes by the Underwriters, and any advertising expenses in connection with any offers that the Underwriters may make.

5.                                      Covenants of the Depositor.  The Depositor (and, with respect to Sections 5(h) and 5(k) only, Ford Credit) covenants and agrees with the Underwriters:

(a)                                 Preparation of Prospectus.  Immediately following the execution of this Agreement, to prepare a prospectus supplement setting forth the information from the Terms Annex and the other information as the Depositor deems appropriate.

(b)                                 Filing of Prospectus and any Trust Free Writing Prospectus.  If required, to transmit the Prospectus to the Commission within the applicable time period prescribed for the filings under the Rules and Regulations by a means reasonably calculated to result in a timely filing with the Commission under Rule 424(b) and subject to Section 8, file any Trust Free Writing Prospectus to the extent required by Rule 433 under the Securities Act.

(c)                                  Delivery of Proposed Amendment or Supplement.  Prior to the Closing Date, to furnish the Representatives with a copy of any proposed amendment or supplement to the Registration Statement, the Prospectus or the Time of Sale Information and to give the Representatives reasonable opportunity to review the amendment or supplement before it is filed and to provide any final Corrective Information to the Representatives or the Underwriters at a time prior to the new Time of Sale reasonably calculated to allow the Underwriters to provide the Corrective Information to each investor at least 24 hours (or a lesser period as may be agreed to by the Depositor and the Representatives) prior to the new Time of Sale.

(d)                                 Notice to the Representatives.  Prior to the Closing Date, to advise the Representatives promptly (i) when any amendment to the Registration Statement or supplement to the Prospectus is filed or becomes effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus, (iii) of any stop order issued by the Commission suspending the effectiveness of the Registration Statement or the initiation or threat of any proceeding for that purpose, and (iv) of the receipt of any notification with respect to any suspension of the qualification of the Publicly Registered Notes for offer and sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and to use its best efforts to prevent the issuance of any stop order or notification and, if issued, to promptly use its best efforts to obtain its withdrawal.

(e)                                  Blue Sky Compliance.  To endeavor to qualify the Publicly Registered Notes for offer and sale under the securities laws of the states as the Representatives may reasonably request and to continue the qualifications in effect so long as necessary under those laws for the distribution of the Publicly Registered Notes; provided that the Depositor will not be required to qualify as a foreign limited liability company to do business, or to file a general consent to service of process in any jurisdiction; and provided further that the expense of maintaining any qualification more than one year from the Closing Date with respect to the Publicly Registered Notes will be at the Representatives’ expense.

(f)                                   Delivery of Prospectus.  To furnish the Underwriters with copies of the Prospectus as amended or supplemented in the quantities as the Representatives may reasonably request prior to the Closing Date.  If the Representatives notify the Depositor that delivery of a prospectus is required by law in connection with sales of any Publicly Registered Notes in the six-month period following the Closing Date, and either (i) an event has occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it is necessary during that same period to amend or supplement the Prospectus as amended or supplemented, the Depositor agrees to notify the Representatives and to prepare and furnish to the Representatives, as the Representatives may from time to time reasonably request, an amendment or a supplement to the Prospectus that will correct the statement or omission or effect compliance.  If an Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any Publicly Registered Notes at any time six months or more after the Closing Date, the Representatives will notify the Depositor and inquire if either clause (i) or (ii) above is applicable and, if so, upon the Representatives’ request, but at the expense of that Underwriter, the Depositor will prepare and deliver to that Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented prospectus or offering document complying with the Securities Act.

(g)                                  Earnings Statement.  To make generally available to Noteholders as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement for the Trust complying with Rule 158 under the Securities Act and covering a period of at least twelve consecutive months beginning after the Closing Date; provided that this covenant may be satisfied by posting the monthly investor report for the Trust on a publicly available website.

(h)                                 Payment of Costs and Expenses.  To pay or cause to be paid, jointly and severally, the following costs and expenses incident to the performance of each of their obligations under this Agreement:  (i) the Commission’s filing fees with respect to the Publicly Registered Notes; (ii) all fees of any rating agencies rating the Notes; (iii) all fees and expenses of the Indenture Trustee and the Owner Trustee; (iv) all fees and expenses of counsel to the Indenture Trustee; (v) all fees and expenses of counsel to the Owner Trustee; (vi) all fees and expenses of the independent accountants relating to the letters referred to in Section 6(a); (vii) all fees and expenses of accountants incurred in connection with the delivery of any accountants’ or auditors’ reports required by the Indenture or the Sale and Servicing Agreement; (viii) the cost of printing any preliminary and final prospectuses provided to investors (including any amendments and supplements thereto required within six months from the Closing Date under Section 5(f)) relating to the Publicly Registered Notes and the Registration Statement; and (ix) any other fees and expenses incurred in connection with the performance of each of their obligations under this Agreement.

(i)                                     Delivery of Reports.  From the date of this Agreement until the retirement of the Publicly Registered Notes, or until the time as the Representatives advise the Depositor that the Underwriters have ceased to maintain a secondary market in the Publicly Registered Notes, whichever occurs first, to deliver to the Representatives upon request to the extent not otherwise available from any publicly available source copies of: (i) the annual statement of compliance, the Servicer’s report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered under Article III of the Sale and Servicing Agreement, (ii) each certificate and the annual statements of compliance delivered to the Indenture Trustee under Article III of the Indenture, (iii) each material amendment to any Basic Document and (iv) each monthly investor report for the Trust.

(j)                                    Cooperation with Rating Agencies.  If the ratings provided with respect to the Publicly Registered Notes by the rating agency or agencies that initially rate the Publicly Registered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, to furnish the documents and take any other actions.

(k)                                 Compliance with Rule 17g-5.  To comply with the representation made by it to each Rating Agency with respect to the Notes under paragraph (a)(3)(iii) of Rule 17g-5, other than any breach of the representations arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 8(l).

6.                                      Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Publicly Registered Notes will be subject to the accuracy of the representations and warranties of the Depositor in this Agreement, to the accuracy of the statements of officers of Ford Credit and the Depositor made under the provisions of this Agreement, to the performance by the Depositor of its obligations under this Agreement and to the following additional conditions precedent:

(a)                                 Accountant’s Letter.  On or prior to the Time of Sale and on or prior to the Closing Date, a nationally recognized accounting firm, who are independent accountants reasonably acceptable to the Representatives, will have furnished to the Representatives a letter substantially in the form and substance of the draft to which the Representatives previously agreed, concerning information in the Preliminary Prospectus and the final Prospectus, respectively; provided, that each Representative will have executed an acknowledgment with respect to the accountant’s letter.

(b)                                 Registration Compliance; No Stop Order.  The Prospectus and each Trust Free Writing Prospectus will have been timely filed with the Commission under the Securities Act (in the case of a Trust Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(b); and, as of the Closing Date, no stop order will have been issued suspending the effectiveness of the Registration Statement or any post-effective amendment, and no proceedings for the purpose will be pending before or, to the knowledge of the Depositor, threatened by the Commission.

(c)                                  Officer’s Certificates as to Representations and Warranties.  The Representatives will have received an officer’s certificate dated the Closing Date of the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or any Assistant Treasurer of:

(i)                                     Ford Credit, in which the officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Servicer contained in the Sale and Servicing Agreement and of Ford Credit contained in the Purchase Agreement are true and correct in all material respects and that Ford Credit has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under the agreements in all material respects.

(ii)                                  The Depositor, in which the officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Depositor contained in the Trust Agreement, the Sale and Servicing Agreement and the Purchase Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under the agreements in all material respects.

(d)                                 Officer’s Certificates as to Conditions Precedent.  The Representatives will have received as of the Closing Date an officer’s certificate signed by the Chairman of the Board, the President, an Executive Vice President, the Treasurer or any Assistant Treasurer of the Depositor representing and warranting that the representations and warranties of the Depositor in this Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under this Agreement in all material respects.

(e)                                  No Material Adverse Change.  Since the dates as of which information is given in the Preliminary Prospectus, as amended or supplemented, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly (i) the business or assets of the Depositor, or any material adverse change in the financial position or results of operations of the Depositor or (ii) the business or assets of Ford Credit and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of Ford Credit and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus, which in any case makes it impracticable or inadvisable in the Representatives’ reasonable judgment to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus.

(f)                                   War Out; Market Out.  Subsequent to the execution and delivery of this Agreement:

(i)                                     (A) there will not have occurred a declaration of a general moratorium on commercial banking activities by either the Federal or New York State authorities or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Representatives’ reasonable judgment, substantially impairs the Underwriters’ ability to settle the transaction; provided that the exercise of judgment will take into account the availability of alternative means for settlement and the likely duration of the moratorium or disruption with the understanding that if the United States Securities and Exchange Commission or with respect to a banking moratorium, the Board of Governors of the Federal Reserve System or New York State banking authority, as applicable, has unequivocally stated prior to the Closing Date that the resumption of the systems will occur within three Business Days of the scheduled Closing Date for the Publicly Registered Notes, the ability to settle the transaction will not be deemed to be substantially impaired and (B) the United States will not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable, in the Representatives’ reasonable judgment, to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented; and

(ii)                                  there will not have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on the exchange or market system, (B) any suspension of trading of any securities of Ford Motor Company on any exchange or in the over-the-counter market or (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or

(D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside the United States) which, in the Representatives’ view has caused a substantial deterioration in the price and/or value of the Publicly Registered Notes, that in the case of clause (A), (B), (C) or (D), in the mutual reasonable determination of the Representatives and Ford Credit, the effect of any event or circumstance makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Publicly Registered Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

(g)                                  In-house Opinion.  Susan J. Thomas, Secretary of the Depositor and Ford Credit and Managing Counsel, Global Structured Finance, of Ford Credit, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives, her written opinion, dated as of the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, substantially to the effect that:

(i)                                     Ford Credit is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Delaware Code §18-101 et seq., as amended (the “Delaware Limited Liability Company Act”).  Ford Credit is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the conduct of its activities or the ownership of its properties requires qualification, unless the failure to obtain qualification would not reasonably be expected to have a material adverse effect on the ability of Ford Credit to perform its obligations under the Transaction Documents to which it is a party.

(ii)                                  Ford Credit has the limited liability company power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act.  Ford Credit has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by them by all requisite action under the Delaware Limited Liability Company Act.  Ford Credit has duly executed and delivered each of the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act.

(iii)                               The Depositor is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act.  The Depositor is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the conduct of its activities or the ownership of its properties requires qualification, unless the failure to obtain qualification would not reasonably be expected to have a material adverse effect on the ability of the Depositor to perform its obligations under the Transaction Documents to which it is a party.

(iv)                              The Depositor has the limited liability company power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act.  The Depositor has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by them by all requisite action under the Delaware Limited Liability Company Act.  The Depositor has duly executed and delivered each of the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act.

(v)                                 The execution and delivery by Ford Credit of each of the Transaction Documents to which it is a party and the consummation by Ford Credit of the transactions contemplated by them will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (in each case material to Ford Credit and its subsidiaries considered as a whole) under or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford Credit and its subsidiaries considered as a whole), other than under the Transaction Documents, upon any of the properties or assets of Ford Credit under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to the counsel under which Ford Credit is a debtor or guarantor, nor will the action conflict with or violate any of the provisions of the Certificate of Formation or the limited liability company agreement of Ford Credit.

(vi)                              The execution and delivery by the Depositor and the Trust of each of the Transaction Documents to which it is a party and the consummation by each Person of the transactions contemplated by them (including the issuance and delivery of the Notes) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance, other than under the Transaction Documents, upon any of the properties or assets of the Depositor or the Trust under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Depositor or the Trust is a debtor or guarantor, nor will any action conflict with or violate any of the provisions of the Certificate of Formation or the limited liability company agreement of the Depositor or the Certificate of Trust or the Trust Agreement of the Trust.

(vii)                           To the counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against Ford Credit, the Depositor or the Trust, or to which their respective properties are subject, (i) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the ability of Ford Credit, the Depositor or the Trust to enter into or perform their respective obligations under any of the Transaction Documents to which they are parties or have a material adverse effect on the validity and enforceability of any of the Transaction Documents to which they are parties, or (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, or to adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes.

(viii)                        No consent, approval, authorization or order of any United States federal or Michigan State court or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the consummation of the transactions contemplated in the Transaction Documents.

(ix)                              None of the issuance or sale of the Notes, the execution and delivery by Ford Credit or the Depositor of the Transaction Documents to which it is a party, or the consummation of any of the other transactions contemplated in the Transaction Documents to which they are parties will contravene the terms of any material provision of any United States federal or Michigan State statute, order or regulation applicable to Ford Credit or the Depositor, or the Delaware Limited Liability Company Act, unless the contravention would not reasonably be expected to have a material adverse effect on the ability of Ford Credit or the Depositor to enter into or perform their respective obligations under the Transaction Documents, or have a material adverse effect on the validity or enforceability of the Transaction Documents.

(x)                                 Ford Credit is not required to be registered as an “investment company” under the Investment Company Act.

(h)                                 Bankruptcy Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, with respect to the characterization of the transfer of the Receivables by Ford Credit to the Depositor as a sale and that so long as the Notes remain outstanding and the Noteholders have not been paid in full, a creditor or trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to have a court disregard the separate legal existence of the Depositor so as to cause a substantive consolidation of the assets and liabilities of the Depositor with the assets and liabilities of Ford Credit, in a manner prejudicial to the Noteholders, and the opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

(i)                                     Corporate Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished to the Representatives their written opinion, dated the Closing Date, in form satisfactory to the Representatives in their reasonable judgment, to the effect that (capitalized terms used in this section have the meanings given in the opinion):

(i)                                     Each of the Basic Documents to which Ford Credit is a party constitutes the legal, valid and binding agreement of Ford Credit, enforceable against Ford Credit in accordance with its terms.

(ii)                                  Each of the Basic Documents (other than the Trust Agreement) to which the Depositor is a party constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms.

(iii)                               Each of the Basic Documents to which the Trust is a party constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms.

(iv)                              The Notes have been duly authorized by the Trust and, when duly executed and delivered by the Trust, authenticated by the Indenture Trustee and delivered against payment therefor, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, and will be entitled to the benefits of the Indenture.

(v)                                 The execution and delivery by each of Ford Credit, the Depositor and the Trust of the Transaction Documents to which it is a party, and the compliance by each of Ford Credit, the Depositor and the Trust with the terms and provisions of the agreements, including the issuance of the Notes, will not contravene any provision of any Applicable Law of the State of New York or the State of Delaware or any Applicable Law of the United States.

(vi)                              No Governmental Approval (other than the filing of UCC financing statements with respect to (a) the sale or transfer of the Receivables by Ford Credit to the Depositor under the Purchase Agreement and by the Depositor to the Trust under the Sale and Servicing Agreement and (b) the grant by the Trust of a security interest in the Receivables to the Indenture Trustee under the Indenture), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Transaction Documents to which it is a party by Ford Credit, the Depositor and the Trust, or the enforceability of any of the Basic Documents (other than the Trust Agreement) to which it is a party against Ford Credit, the Depositor or the Trust, as applicable.

(vii)                           The Registration Statement and any amendments thereto have become effective under the Securities Act and, to the best of the counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

(viii)                        The offer, sale and delivery of the Class A-1 Notes by the Depositor to the Class A-1 Note Purchasers in the manner contemplated in the Class A-1 Note Purchase Agreement and the Class A-1 Notes Offering Memorandum does not require registration under the Securities Act; provided, that the counsel expresses no opinions as to any subsequent resale of any Class A-1 Note.

(ix)                              The Class A-1 Notes, when duly executed, authenticated and delivered against payment by the Class A-1 Note Purchasers, will constitute “Eligible Securities” as the term is defined in Rule 2a-7(a)(10) under the Investment Company Act, so long as the Class A-1 Notes have a rating from the “Requisite NRSROs” (as defined in Rule 2a-7 under the Investment Company Act) in one of the two highest short-term rating categories.

(x)                                 Neither the Depositor nor the Trust is required to be registered as an “investment company” under the Investment Company Act.  In making this determination for the Trust, the Trust is relying on the exemption in Rule 3a-7 of the Investment Company Act, although other exclusions or exemptions may also be available to the Trust.

(xi)                              The Trust is structured so as not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Act, commonly known as the “Volcker Rule.”

(xii)                           The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(xiii)                        The Notes, the Indenture, the Underwriting Agreement and the other Basic Documents conform in all material respects with their descriptions in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement.  The Class A-1 Notes and the Class A-1 Note Purchase Agreement conform in all material respects with their descriptions in the Preliminary Offering Memorandum and the Final Offering Memorandum.

(xiv)                       The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and in the Preliminary Offering Memorandum and the Final Offering Memorandum, under the heading “ERISA Considerations”, insofar as the statements constitute a summary of law and legal conclusions, and subject to the qualifications therein, have been prepared or reviewed by the counsel and are correct in all material respects.

(j)                                    Tax Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), special tax counsel to the Depositor, will have furnished to the Representatives their written opinion, dated as of the Closing Date, in form and in substance satisfactory to the Representatives in their reasonable judgment, to the effect that:

(i)                                     The Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, and for so long as the Trust has only one owner for U.S. federal income tax purposes, the Trust will not be treated as an entity separate from its owner.

(ii)                                  The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, to the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than Ford Credit, will be characterized as debt for U.S. federal income tax purposes.

(iii)                               The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the headings “Summary—Tax Status” and “Tax Considerations,” insofar as the statements constitute a summary of law and legal conclusions, and subject to the qualifications therein, have been prepared or reviewed by the counsel and are correct in all material respects.

(k)                                 Negative Assurances.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), special counsel to the Depositor and Ford Credit, will have stated that they have participated in conferences with representatives of the Depositor and Ford Credit and with Ford Credit’s in-house counsel, and with the Representatives and their counsel, concerning the Registration Statement, the Preliminary Prospectus and the Prospectus, and although the counsel is not independently verifying the accuracy, completeness or fairness of the documents, except under Sections 6(i)(xiii), 6(i)(xiv) and 6(j)(iii), confirms that on the basis of the information:

(i)                                     Each of the Registration Statement, as of the date it was declared effective by the Commission and the Closing Date, and the Prospectus, as of its date and the Closing Date, appeared on its face to be appropriately responsive in all material respects to the Securities Act and the Rules and Regulations (except that the counsel does not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom or to the exhibits to the Registration Statement).

(ii)                                  No facts have come to the counsel’s attention to cause the counsel to believe that (A) the Registration Statement, as of its most-recent effective date (the effective date being the earlier of the date the Final Prospectus was first used and the date and time of the Time of Sale (as the term is defined in the Underwriting Agreement), which you have informed us was the date and time of the Time of Sale), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Time of Sale Information, considered as a whole, as of the Time of Sale, considered together with the statements in the Prospectus with respect to items dependent upon the pricing terms and delivery date of the Publicly Registered Notes, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, or (C) the Prospectus as last amended or supplemented, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that, in each case, the counsel does not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom).

(l)                                     Security Interest Opinion.  Katten Muchin Rosenman LLP (or other counsel satisfactory to the Representatives in their reasonable judgment) will have furnished their written opinion, dated the Closing Date, to the Representatives, the Indenture Trustee and Ford Credit, with respect to the security interest of the Trust in the Receivables and the opinion will be in substantially the form previously discussed with the Representatives and their counsel and satisfactory in form and substance to the Representatives and to their counsel in their reasonable judgment.

(m)                             Underwriters Counsel Opinion.  The Representatives will have received (i) an opinion of Morgan, Lewis & Bockius LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Publicly Registered Notes and the other related matters as the Representatives require and the Depositor will have furnished or caused to be furnished to the counsel the documents as they may reasonably request for the purpose of enabling them to pass upon the matters and (ii) a signed negative assurance letter of Morgan, Lewis & Bockius LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), dated the Closing Date, relating to the Preliminary Prospectus and the Prospectus.

(n)                                 Owner Trustee Opinion.  The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Richards, Layton & Finger P.A. (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing the matters as the Representatives may request and substantially to the effect that:

(i)                                     The Owner Trustee is validly existing as a national banking association with trust powers under the laws of the United States of America.

(ii)                                  The Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and the Certificate of Trust, to act as Owner Trustee under the Trust Agreement, and to consummate the transactions contemplated thereby.

(iii)                               Each of the Trust Agreement and the Certificate of Trust has been duly authorized, executed and delivered by the Owner Trustee and the Trust Agreement is the legal, valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.

(iv)                              Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement nor the consummation by the Owner Trustee of any of the transactions contemplated thereby (including the execution and delivery on behalf of the Trust of the Transaction Documents to which the Trust is a party), requires the consent, authorization, order or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or any federal law of the United States of America governing the trust powers of the Owner Trustee, other than the filing of the Certificate of Trust with the Secretary of State of the State of Delaware (which certificate has been duly filed).

(v)                                 Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of any of the transactions contemplated thereby (including the execution and delivery on behalf of the Trust of the Transaction Documents to which the Trust is a party), (i) violates or constitutes a breach of or default under the Certificate of Trust, the Trust Agreement, the articles of association or by-laws of the Owner Trustee or (ii) violates any law, governmental rule or regulation of the State of Delaware or any federal law of the United States of America governing the trust powers of the Owner Trustee.

(o)                                 Delaware Trust Opinion.  The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Richards, Layton & Finger, P.A. (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, addressing the matters as the Representatives may request and substantially to the effect that:

(i)                                     The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Delaware Act”), and has the power and authority under the Trust Agreement and the Delaware Act to execute, deliver and perform its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Control Agreement, and the DTC Letter (the “Trust Documents”) and the Notes.

(ii)                                  The Trust Agreement is the legal, valid and binding agreement of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee, in accordance with its terms.

(iii)                               The Trust has the power and authority under the Trust Agreement and the Delaware Act to grant the Collateral to the Indenture Trustee under the Indenture.

(iv)                              Each of the Trust Documents and the Notes has been duly authorized, executed and delivered by the Trust.

(v)                                 Neither the execution, delivery and performance by the Trust of the Trust Documents and the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, or governmental or regulatory authority or agency under the laws of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware (which Certificate of Trust has been duly filed) and the filing of any financing statement with the Secretary of State of the State of Delaware under the Indenture.

(vi)                              Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

(vii)                           Under the Delaware Act, the Trust constitutes a separate legal entity, separate and distinct from any other entity and, insofar as the substantive law of the State of Delaware is applicable, the Trust rather than the Depositor as owner of the Residual Interest will hold whatever title to the property as may be conveyed to it from time to time under the Trust Agreement and the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber the property.

(viii)                        Under § 3805(b) of the Delaware Act, no creditor of the owner of the Residual Interest shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(ix)                              Under § 3805(c) of the Delaware Act, except to the extent otherwise provided in the Trust Agreement, the owner of the Residual Interest (including the Depositor in its capacity as such) has no interest in specific Trust property.

(x)                                 Under § 3808(a) and (b) of the Delaware Act, the Trust may not be terminated or revoked by any owner of the Residual Interest, and the dissolution, termination or bankruptcy of any owner of the Residual Interest shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(xi)                              Under the Trust Agreement, the Owner Trustee has the authority to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is a party.

(p)                                 Indenture Trustee Opinion.  The Representatives will have received an opinion addressed to the Representatives, the Depositor and Ford Credit of Nixon Peabody LLP (or other counsel satisfactory to the Representatives in their reasonable judgment), counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, to the effect that:

(i)                                     The Indenture Trustee, based upon a certificate of good standing issued by the State of New York, is validly existing as a banking corporation in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver the Indenture, the Administration Agreement, the Sale and Servicing Agreement and the Control Agreement (the “Indenture Trustee Documents”) and to perform its obligations thereunder.

(ii)                                  Each of the Indenture Trustee Documents to which the Indenture Trustee is a party has been duly authorized by all requisite corporate action on the part of the Indenture Trustee, executed and delivered by the Indenture Trustee.

(iii)                               Each of the Indenture Trustee Documents to which the Indenture Trustee is a party, assuming (unless opined to herein) the necessary entity power and authority, authorization, execution, authentication, payment and delivery of and by each party thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Indenture Trustee.

(iv)                              With respect to the Indenture Trustee, the performance of its obligations under each of the Indenture Trustee Documents to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of its certificate of incorporation or bylaws.

(v)                                 With respect to the Indenture Trustee, to the counsel’s knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate an action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Indenture Trustee Documents to which it is a party.

(vi)                              With respect to the Indenture Trustee, the performance of its obligations under each of the Indenture Trustee Documents to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Indenture Trustee Documents, except as may be required under the securities laws of any State of the United States or as have been obtained, effected or given.

(vii)                           With respect to the Indenture Trustee, the performance of its obligations under each of the Indenture Trustee Documents to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Indenture Trustee Documents.

(viii)                        The Notes have been duly authenticated and delivered by a duly authorized officer of the Indenture Trustee in accordance with the Indenture.

(q)                                 Ratings Letters.  The Depositor will have received ratings letters that assign the ratings to the Publicly Registered Notes stated in the Terms Annex.

(r)                                    Transaction Documents.  Each Transaction Document will have been executed and delivered by the parties to the Transaction Document.

(s)                                   Consideration.  At the Closing Date, the Notes will have been validly issued by the Trust and paid for by the Depositor.

7.                                      Indemnification and Contribution.

(a)                                 Each of Ford Credit and the Depositor, jointly and severally, will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, the Static Pool Information, or any amendment or supplement to any document, or any other Time of Sale Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or defending any action or claim; provided, however, that neither Ford Credit nor the Depositor will be liable in any case to the extent that any loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any document in reliance upon and in conformity with written information furnished to Ford Credit or the Depositor by any Underwriter through the Representatives specifically for use therein; and provided, further, that neither Ford Credit nor the Depositor will be liable to any Underwriter or any person controlling any Underwriter under the indemnification provided for in this subsection (a) with respect to any document to the extent that any loss, claim, damage or liability results from the fact that the Underwriter, at or prior to the entry into the related Contract of Sale, failed to send or give to any person to whom it sold the Publicly Registered Notes a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has prior to the entry into the Contract of Sale furnished copies thereof to that Underwriter.

The indemnification provided for in this subsection (a) will be in addition to any liability which Ford Credit and/or the Depositor may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act.

(b)                                 Each Underwriter, severally and not jointly, will indemnify and hold harmless Ford Credit and the Depositor against any losses, claims, damages or liabilities to which Ford Credit or the Depositor may become subject, under the Securities Act or otherwise, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (A) in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement to any document, or any other Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in any document in reliance upon and in conformity with written information furnished to Ford Credit or the Depositor by that Underwriter through the Representatives specifically for use therein or (B) in the Underwriter Free Writing Prospectus (as defined herein) prepared by that Underwriter that has not been previously approved by Ford Credit or the Depositor and is not Trust Information (as defined herein), or (ii) arise out of or are based upon the breach by that Underwriter of the representation and covenant set forth in Section 8(l), and, in each case, will reimburse any legal or other expenses reasonably incurred by Ford Credit or the Depositor in connection with investigating or defending any action or claim; provided, that the indemnification provided by any Underwriter in clause (ii) above will in no event exceed the total underwriting discounts and commissions received by that Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes.

The indemnification provided for in this subsection (b) will be in addition to any liability which each Underwriter may otherwise have and will extend, upon the same terms and conditions, to the officers and directors of Ford Credit or the Depositor and each person, if any, who controls Ford Credit or the Depositor within the meaning of the Securities Act or the Exchange Act.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that the indemnified party does not so notify the indemnifying party within 30 days following receipt of any notice by the indemnified party, the indemnifying party will have no further liability under the subsection to the indemnified party unless the indemnifying party has received other notice addressed and delivered in the manner provided in Section 13 of the commencement of the action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under the subsection.  In case any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the indemnified party in its reasonable judgment, and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party under the subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought under this Agreement by the indemnified party unless the settlement includes (i) an unconditional release of the indemnified party from all liability on any claims that are the subject matter of the action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

(d)                                 If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in the proportion as is appropriate to reflect the relative benefits received by Ford Credit and the Depositor on the one hand and each Underwriter on the other from the offering of the Publicly Registered Notes.  If, however, the allocation provided by the prior sentence is not permitted by applicable law, then each indemnifying party will contribute to the amount paid or payable by the indemnified party in the proportion as is appropriate to reflect not only the relative benefits but also the relative fault of Ford Credit and the Depositor on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in the losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by Ford Credit and the Depositor on the one hand and each Underwriter on the other will be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor in relation to the total underwriting discounts and commissions received by each Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes.  The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Ford Credit, the Depositor and their affiliates or by an Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the untrue statement or omission, including, with respect to that Underwriter, the extent to which the losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that the Underwriter sold the Publicly Registered Notes to a person to whom there was not sent or given, at or prior to the entry into the related Contract of Sale, a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has previously furnished copies thereof to that Underwriter.

Ford Credit, the Depositor and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution under this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) will be deemed to include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter will be required to contribute any amount under this Agreement in excess of the underwriting discounts and commissions received by the Underwriter, as reduced by the amount of any damages which the Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of the fraudulent misrepresentation.  The obligations of the Underwriters of the Publicly Registered Notes in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Publicly Registered Notes as set forth in the Terms Annex and not joint.

(e)                                  Notwithstanding any other provision of this Agreement, the aggregate liability of any Underwriter to Ford Credit and the Depositor in respect of any losses, claims, damages, liabilities, legal or other expenses or other amounts (collectively, “Amounts”) arising out of or based upon any breaches or alleged breaches by that Underwriter of its covenant set forth in Section 8(l)(ii), without regard to whether the Amounts are payable by that Underwriter under the indemnification provided by Section 7(b) or as damages for breach of contract or otherwise, will in no event exceed the total underwriting discounts and commissions received by that Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Publicly Registered Notes.

8.                                      Free Writing Prospectuses; Delivery of Preliminary Prospectus.

(a)                                 Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter will convey or deliver any written communication to any person in connection with the initial offering of the Publicly Registered Notes unless the written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) constitutes a Free Writing Prospectus.

(b)                                 Each Underwriter represents and agrees with the Depositor and Ford Credit that (i) it has not and will not prepare or use any Free Writing Prospectus (any Free Writing Prospectus prepared by or on behalf of the Underwriter is referred to as an “Underwriter Free Writing Prospectus”) that contains any information other than (x) information included in the Preliminary Prospectus or to be included in the final Prospectus (“Trust Information”) or (y) expected pricing parameters for the Publicly Registered Notes and status of subscriptions or allocations for the Publicly Registered Notes, unless otherwise agreed to by the Depositor, (ii) it will discuss with the Depositor and Ford Credit the information to be included, prior to its first use, in any Underwriter Free Writing Prospectus that includes pricing-related information (including class size, coupons or spread and price placed on Bloomberg screens) unless the pricing-related information was contained in an Underwriter Free Writing Prospectus previously discussed with the Depositor, and (iii) it will not use any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Securities Act in reliance upon Rules 167 and 426 under the Securities Act.  Each Underwriter will deliver to the Depositor any Underwriter Free Writing Prospectus required to be filed with the Commission (other than an Underwriter Free Writing Prospectus referred to in Section 8(f)) on the Business Day prior to its first use (except as otherwise agreed by the Depositor), except that the Representatives agree to provide an Underwriter Free Writing Prospectus with all final pricing information as soon as practicable on the day the Publicly Registered Notes are priced.

(c)                                  The Depositor represents and agrees with the Underwriters that it has not prepared any Free Writing Prospectuses other than any Trust Free Writing Prospectus listed in the Terms Annex under “Time of Sale Information.”

(d)                                 Each Underwriter represents and agrees with the Depositor and Ford Credit that each Underwriter Free Writing Prospectus prepared or used by the Underwriter, if any, when read in conjunction with the Preliminary Prospectus and any Trust Free Writing Prospectus, will not, as of the date the Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Publicly Registered Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Underwriter makes no representation to the extent the misstatements or omissions were the result of any inaccurate Trust Information supplied by the Depositor or Ford Credit to the Representatives or the Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Depositor or Ford Credit to the Representatives or the Underwriter prior to the Time of Sale.

(e)                                  The Depositor agrees to file with the Commission when required under the Rules and Regulations the following:

(i)                                     the Preliminary Prospectus;

(ii)                                  each Trust Free Writing Prospectus required to be filed under Rule 433(d) under the Securities Act;

(iii)                               any Underwriter Free Writing Prospectus required to be filed under Rule 433(d) under the Securities Act (other than an Underwriter Free Writing Prospectus required to be filed under Rule 433(d)(1)(ii) under the Securities Act); provided that the Underwriter Free Writing Prospectus was delivered to the Depositor reasonably in advance of the time required to be filed under Rule 433(d) under the Securities Act; and

(iv)                              any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized and approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)                                   Each Underwriter agrees to file with the Commission any Underwriter Free Writing Prospectus prepared by it when required to be filed under Rule 433(d)(1)(ii) under the Securities Act, and upon request, deliver a copy to the Depositor and Ford Credit.

(g)                                  Notwithstanding the provisions of Section 8(e) and Section 8(f), neither the Depositor nor any Underwriter will be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(h)                                 The Depositor and each Underwriter agree that any Free Writing Prospectuses prepared by it will contain substantially the following legend:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling toll-free at 1-866-375-6829.

(i)                                     The Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Securities Act.

(j)                                    Each Underwriter, severally and not jointly, represents and agrees (i) that it did not enter into any Contract of Sale for any Publicly Registered Notes prior to the Time of Sale and (ii) that it will, at any time that the Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Publicly Registered Notes, convey the Time of Sale Information to each investor to whom Publicly Registered Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Depositor), at or prior to the applicable time of any Contract of Sale with respect to an investor.

(k)                                 Each Underwriter covenants with the Depositor and the Trust that after the final Prospectus is made available to the Underwriter, it will not distribute any written information in connection with the offering of the Publicly Registered Notes during the ninety-day period (or the longer period as required by law) following the Closing Date to a prospective purchaser of Publicly Registered Notes unless the information is preceded or accompanied by the final Prospectus.

(l)                                     Each Underwriter, severally and not jointly, (i) represents to Ford Credit, the Depositor and the Trust that it has not provided, as of the date of this Agreement, and covenants with Ford Credit, the Depositor and the Trust that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the Receivables, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Publicly Registered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of Ford Credit, the Depositor or the Administrator and (ii) covenants with Ford Credit, the Depositor and the Trust that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the Receivables, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Publicly Registered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(D)), without the prior consent of Ford Credit, the Depositor or the Administrator.

(m)                             Each Underwriter represents and agrees with Ford Credit and the Depositor that it will only make sales of Publicly Registered Notes in the United States or to U.S. persons, either directly as a broker-dealer registered with the United States Securities and Exchange Commission or through an affiliated broker-dealer registered with the United States Securities and Exchange Commission.

9.                                      Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of Ford Credit and the Depositor or the officers of Ford Credit and the Depositor and of the Underwriters set forth in or made under this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, Ford Credit, the Depositor or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Publicly Registered Notes.

10.                               Failure to Purchase the Publicly Registered Notes.

(a)                                 If the purchase of the Publicly Registered Notes is not consummated because the circumstances described in Section 6(f) have occurred, then neither Ford Credit nor the Depositor will have any liability to the Underwriters with respect to the Publicly Registered Notes except as provided in Section 5(h) and Section 7; but if for any other reason (subject to subsection (b) below), the Publicly Registered Notes are not delivered to the Underwriters as provided in this Agreement, Ford Credit and the Depositor will be liable, jointly and severally, to reimburse the Underwriters, through the Representatives, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Publicly Registered Notes, but neither Ford Credit nor the Depositor will then have any further liability to any Underwriter with respect to the Publicly Registered Notes except as provided in Section 5(h) and Section 7.

(b)                                 If any Underwriter or Underwriters default on their obligations to purchase Publicly Registered Notes under this Agreement and the aggregate principal amount of Publicly Registered Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Publicly Registered Notes, the Representatives may make arrangements satisfactory to the Depositor for the purchase of the Publicly Registered Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters will be obligated, in proportion to their commitments under this Agreement, to purchase the Publicly Registered Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount of Publicly Registered Notes with respect to which the default or defaults occur exceeds 10% of the total principal amount of the Publicly Registered Notes and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositor for the purchase of the Publicly Registered Notes by other persons are not made within 36 hours after the default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Underwriters and Ford Credit and the Depositor, except as provided in Section 5(h) and Section 7.  Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

11.                               No Fiduciary Duty.  The Depositor and Ford Credit acknowledge that in connection with the offering of the Publicly Registered Notes:  (a) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Depositor, Ford Credit or any other person, (b) the Underwriters owe the Depositor and Ford Credit only those duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Depositor and Ford Credit. Each of the Depositor and Ford Credit waives, to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Publicly Registered Notes.

12.                               Entire Agreement.  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Publicly Registered Notes, represents the entire agreement between the Depositor and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Publicly Registered Notes.

13.                               Notices.  All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

(a)                                 upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail,

(b)                                 in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient, and

(c)                                  in the case of an email, when receipt is confirmed by telephone or reply email from the recipient.

Communications to the Representatives, in their capacity as Representatives of the Underwriters or in their individual capacities, will be given to the Representatives at their respective addresses set forth in the Terms Annex:

Communications to the Depositor will be given to:

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Company
World Headquarters, Suite 802-A3
One American Road
Dearborn, Michigan 48126
Attention:  Ford Credit SPE Management Office
Telephone:  (313) 594-3495
Fax:  (313) 390-4133

With a copy to:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 323-1200
Fax:  (313) 337-1160

Communications to Ford Credit will be given to:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention:  Corporate Secretary
Telephone:  (313) 323-1200
Fax:  (313) 337-1160

14.                               Successors.  This Agreement will inure to the benefit of and be binding on the Underwriters, the Depositor and Ford Credit and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations under this Agreement.

15.                               GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16.                               Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any proceeding brought in one of those courts and any claim that any proceeding brought in one of those courts has been brought in an inconvenient forum.

17.                               WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

18.                               Severability.  If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

19.                               Counterparts.  This Agreement may be executed in any number of counterparts.  Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

EXECUTED:

FORD CREDIT AUTO RECEIVABLES
TWO LLC

By:		/s/ Samuel P. Smith
	Name:	Samuel P. Smith
	Title:	President and Assistant Treasurer

FORD MOTOR CREDIT COMPANY LLC

By:		/s/ Samuel P. Smith
	Name:	Samuel P. Smith
	Title:	Assistant Treasurer

[Signature Page to Underwriting Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:		/s/ Carl W. Anderson
	Name:	Carl W. Anderson
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:		/s/ Amy Jo Pitts
	Name:	Amy Jo Pitts
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:		/s/ Rick Koppenhaver
	Name:	Rick Koppenhaver
Title: Managing Director

Each as an Underwriter and as a
Representative of the other Underwriters

[Signature Page to Underwriting Agreement]

ANNEX A

TERMS ANNEX

FORD CREDIT AUTO OWNER TRUST 2015-B

May 19, 2015

Publicly Registered Notes

Class A-2a Notes

Class A-2b Notes

Class A-3 Notes

Class A-4 Notes

Class B Notes

Class C Notes

Private Notes

Class A-1 Notes

Class D Notes

Underwriters

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

Commerz Markets LLC

Terms of the Publicly Registered Notes

Pricing Date:	May 19, 2015

Time of Sale:	12:43 p.m. (EDT), May 19, 2015

Closing Date:	May 26, 2015

Required Ratings as of the Closing Date

The ratings on each Class of Publicly Registered Notes from the NRSROs stated in the Time of Sale Information.

A-1

Pricing Information

Notes	Aggregate Principal Amount	Interest Rate	Purchase Price (as a % of the aggregate principal amount)	Underwriting Discount	Final Scheduled Payment Date
Class A-2a Notes	$325,000,000	0.72%	99.82280%	0.170%	March 15, 2018
Class A-2b Notes	$265,000,000	one-month LIBOR + 0.23%	99.83000%	0.170%	March 15, 2018
Class A-3 Notes	$587,800,000	1.16%	99.77075%	0.220%	November 15, 2019
Class A-4 Notes	$132,590,000	1.58%	99.71445%	0.270%	August 15, 2020
Class B Notes	$55,270,000	2.04%	99.69153%	0.300%	October 15, 2020
Class C Notes	$36,850,000	2.21%	99.63694%	0.330%	January 15, 2021

Underwriters and Allotments

Underwriters	Initial Principal Amount of Class A-2a Notes	Initial Principal Amount of Class A-2b Notes	Initial Principal Amount of Class A-3 Notes	Initial Principal Amount of Class A-4 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$97,500,000	$79,500,000	$176,340,000	$39,777,000
Citigroup Global Markets Inc.	97,500,000	79,500,000	176,340,000	39,777,000
RBC Capital Markets, LLC	97,500,000	79,500,000	176,340,000	39,777,000
ANZ Securities, Inc.	10,833,000	8,833,000	19,594,000	4,419,000
BNY Mellon Capital Markets, LLC	10,834,000	8,833,000	19,593,000	4,420,000
Commerz Markets LLC	10,833,000	8,834,000	19,593,000	4,420,000
Total	$325,000,000	$265,000,000	$587,800,000	$132,590,000

Underwriters	Initial Principal Amount of Class B Notes	Initial Principal Amount of Class C Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$18,424,000	$12,283,000
Citigroup Global Markets Inc.	18,423,000	12,284,000
RBC Capital Markets, LLC	18,423,000	12,283,000
Total	$55,270,000	$36,850,000

A-1

Parties

Trust:	Ford Credit Auto Owner Trust 2015-B.

Owner Trustee:	U.S. Bank Trust National Association.

Indenture Trustee:	The Bank of New York Mellon.

Documents

Registration Statement

Registration Statement Registration (No. 333-189385) filed on June 17, 2013 and amended by Amendment No. 1 filed on October 7, 2013 and Amendment No. 2 filed on October 23, 2013 and effective October 25, 2013.

Indenture:	Indenture, to be dated as of the Cutoff Date, between the Trust and the Indenture Trustee.

Trust Agreement:	Amended and Restated Trust Agreement, to be dated as of the Cutoff Date, between the Depositor and the Owner Trustee.

Purchase Agreement:	Purchase Agreement, to be dated as of the Cutoff Date, between Ford Credit and the Depositor.

Sale and Servicing Agreement:	Sale and Servicing Agreement, to be dated as of the Cutoff Date, among the Depositor, the Servicer and the Trust.

Administration Agreement:	Administration Agreement, to be dated as of the Cutoff Date, among Ford Credit, the Trust and the Indenture Trustee.

Control Agreement:

Account Control Agreement, to be dated as of the Cutoff Date, among the Trust, as grantor, the Indenture Trustee, as secured party, and The Bank of New York Mellon, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC.

A-1

Address for Notices to the Representatives

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park, 11th Floor

New York, New York 10036

Citigroup Global Markets Inc.

390 Greenwich Street, 1st Floor

New York, New York 10013

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Time of Sale Information

Preliminary Prospectus:	Preliminary Prospectus, dated May 14, 2015

Trust Free Writing Prospectus:	Free Writing Prospectus, dated May 14, 2015 - (Ratings)

Underwriter Free Writing Prospectus:	Free Writing Prospectus, dated May 19, 2015 - (Pricing)

A-2